UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 3, 2013

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry Into Material Definitive Agreement.

On July 3, 2013, Halcón Resources Corporation (the “Company”) and Petro-Hunt Holdings, LLC and Pillar Holdings, LLC (together, the “Stockholders”) entered into a waiver (the “Waiver”) relating to the Registration Rights Agreement dated December 6, 2012 by and among the Company and the Stockholders (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to file with the U.S. Securities and Exchange Commission (the “Commission”), by July 4, 2013, a shelf registration statement providing for the resale of certain shares of the Company’s common stock held by the Stockholders. The Waiver extends the deadline for the Company’s obligation to file such registration statement to October 2, 2013.

The foregoing description of the Waiver is qualified by reference to the full text of the Waiver, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)   Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Waiver, dated July 3, 2013, relating to Registration Rights Agreement dated December 6, 2012 by and among Halcón Resources Corporation and Petro-Hunt Holdings, LLC and Pillar Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

July 10, 2013	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Waiver, dated July 3, 2013, relating to Registration Rights Agreement dated December 6, 2012 by and among Halcón Resources Corporation and Petro-Hunt Holdings, LLC and Pillar Holdings, LLC.